Exhibit No. EX-99.i.1

Law Office

Stradley, Ronon, Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, Pennsylvania 19103-7098

(215) 564-8000

Direct Dial: (215) 564-8048

February 25, 2010

Board of Directors

Dimensional Investment Group Inc.

6300 Bee Cave Road, Building One

Austin, TX 78746

Ladies and Gentlemen:

We have examined the Amended and Restated Articles of Incorporation, as amended and supplemented (the “Articles”), of Dimensional Investment Group Inc. (the “Fund”), a corporation organized under Maryland law, the Fund’s Amended and Restated By-laws, and the records of the various pertinent corporate proceedings we deem material. We have also examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities Act of 1933, as amended (the “Securities Act”), all as amended to date, as well as other items we deem material to this opinion.

The Fund is authorized to issue an aggregate of Eight Billion (8,000,000,000) shares of common stock, of a par value of $0.01 per share and an aggregate par value of Eighty Million Dollars ($80,000,000), and currently issues the following shares: The DFA International Value Portfolio Shares, U.S. Large Cap Value Portfolio II Shares, DFA International Value Portfolio II Shares, DFA International Value Portfolio III Shares, U.S. Large Cap Value Portfolio III Shares, LWAS/DFA U.S. High Book to Market Portfolio Shares, LWAS/DFA Two-Year Fixed Income Portfolio Shares, LWAS/DFA Two-Year Government Portfolio Shares, DFA International Value Portfolio IV Shares, Emerging Markets Portfolio II Shares, Tax-Managed U.S. Marketwide Value Portfolio II Shares, U.S. Large Company Institutional Index Portfolio Shares, Global Equity Portfolio Shares, Global 60/40 Portfolio Shares and Global 25/75 Portfolio Shares. The DFA International Value Portfolio Shares, Global Equity Portfolio Shares, Global 60/40 Portfolio Shares and Global 25/75 Portfolio Shares are further divided into the following classes of shares: The DFA International Value Portfolio Shares – Class R1, The DFA International Value Portfolio Shares – Class R2, The DFA International Value Portfolio Shares – Institutional Class, Global Equity Portfolio Shares – Class R1, Global Equity Portfolio Shares – Class R2, Global Equity Portfolio Shares – Institutional Class, Global 60/40 Portfolio Shares

Dimensional Investment Group Inc.

February 25, 2010

– Class R1, Global 60/40 Portfolio Shares – Class R2, Global 60/40 Portfolio Shares – Institutional Class, Global 25/75 Portfolio Shares—Class R1, Global 25/75 Portfolio Shares—Class R2 and Global 25/75 Portfolio Shares—Institutional Class. The Articles also empower the Board of Directors of the Fund to designate additional series or classes and allocate shares to such series or classes.

The Fund has filed a Registration Statement with the U.S. Securities and Exchange Commission under the Securities Act, which Registration Statement is deemed to register an indefinite number of shares of the Fund pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised us that the Fund has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

You have also informed us that the shares of the Fund have been, and will continue to be, sold in accordance with the Fund’s usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

Based upon the foregoing information and examination, so long as the Fund remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of shares of the Fund remains effective, the authorized shares of the Fund, when issued for the consideration set by the Board of Directors pursuant to the Articles, and subject to compliance with Rule 24f-2 under the Investment Company Act, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Articles and the laws of the State of Maryland.

We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Fund, along with any amendments thereto, covering the registration of the shares of the Fund under the Securities Act and the applications, Registration Statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the Registration Statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

STRADLEY, RONON, STEVENS & YOUNG, LLP

By:	/s/ Jana L. Cresswell
Jana L. Cresswell, a Partner